Exhibit 99.1

Margrit Enterprises International, Inc.
Balance Sheets

	December 31,
	2007	2006
Assets
Current Assets
Cash & Equivalents	$1,143,362	$4,630
Accounts Receivable	13,036	3,465
Inventory	77,307	77,491
Total Current Assets	1,233,705	85,586

Property & Equipment, Net	3,840	4,640
Deposits	660,255	10,255

Total Assets	$1,897,800	$100,481

Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$249,066	$211,748
Accrued Derivative Liability	90,269	104,135
Notes Payable	161,914	110,588
Convertible Debenture	3,500,000	-
Notes Payable Related Party	177,577	225,177
Total Current Liabilities	4,178,826	651,648

Non-Current Liabilities
Notes Payable	249,816	249,816
Total Non-Current Liabilities	249,816	249,816

Total Liabilities	4,428,642	901,464

Commitments & Contingencies	-	-

Stockholders' Equity (Deficit)
Common Stock, $0.01 par value, 10,000,000 shares
authorized; 9,365,667and 5,782,000 shares issued and outstanding, respectively.	93,657	57,770
Additional Paid-in Capital	4,434,544	764,060
Subscriptions Receivable	(3,500,000)	-
Accumulated Deficit	(3,559,043)	(1,622,813)
Total Stockholders' Equity (Deficit)	(2,530,842)	(800,983)

Total Liabilities & Stockholders' Equity (Deficit)	$1,897,800	$100,481

The accompanying notes are an integral part of these financial statements

Margrit Enterprises International, Inc.
Statements of Operations

	For the Year Ended December 31,
	2007	2006

Sales	$85,538	$189,882

Cost of Sales	38,492	79,239

Gross Profit	47,046	110,643

Operating Expenses
Marketing and Sales Promotion	646,153	197,358
General & Administrative	995,612	168,274
Stock Based Compensation	76,120	-
Total Operating Expenses	1,717,885	365,632

Operating Income (Loss)	(1,670,839)	(254,989)

Other Income (Expense)
Other Income	3,225	-
Penalties and Fines	(88,288)	-
Loss on Disposal of Inventory	(19,271)	-
Interest Income	3,660	-
Interest & Derivative Interest Expense	(164,717)	(37,944)
Total Other Income (Expense)	(265,391)	(37,944)

Net Income (Loss) Before Income Taxes	(1,936,230)	(292,933)

Provision for Income Taxes	-	-

Net Income (Loss)	$(1,936,230)	$(292,933)

Net Income per Share
Basic	$(0.23)	$(0.06)
Diluted	$(0.19)	$(0.06)

Number of Shares Used in Per Share Calculations
Basic	8,427,503	5,282,786
Diluted	9,983,058	5,282,786

The accompanying notes are an integral part of these financial statements

Margrit Enterprises International, Inc.
Statements of Stockholders' Equity (Deficit)

	Common Stock
	Number of Shares	Par Value ($0.01) Amount	Additional Paid-In-Capital	Subscriptions Receivable	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at December 31, 2005	4,420,000	$44,200	$465,800	$-	$(1,329,880)	(819,880)
Common Stock Issued to Investors for Cash	1,356,999	13,570	298,260	-	-	311,830

Net Loss	-	-	-	-	(292,933)	(292,933)
Balance at December 31, 2006	5,776,999	$57,770	$764,060	$-	$(1,622,813)	$(800,983)
Common Stock Issued to Officers for Services	634,334	6,343	69,777	-	-	76,120

Common Stock Issued to Investors for Cash	2,954,334	29,544	625,707	-	-	655,251

Expenses Associated with Convertible Debenture	-	-	(525,000)	-		(525,000)

Subscriptions Receivable	-	-	3,500,000	(3,500,000)		-

Net Loss	-	-	-	-	(1,936,230)	(1,936,230)
Balance at December 31, 2007	9,365,667	$93,657	$4,434,544	$(3,500,000)	$(3,559,043)	$(2,530,842)

The accompanying notes are an integral part of these financial statements

Margrit Enterprises International, Inc.
Statements of Cash Flows

	For the Year Ended December 31,
	2007	2006
Cash Flows from Operating Activities
Net Income (Loss)	$(1,936,230)	$(292,933)

Adjustments to reconcile net loss to net cash used in operating activities:

Stock Issued for Services	76,120	-
Depreciation & Amortization	1,459	1,459

Changes in operating assets and liabilities:
Accounts Receivable	(9,571)	7,950
Inventory	184	34,910
Deposits	(650,000)	-
Accounts Payable and Accrued Expenses	37,318	(73,227)

Net Cash Used in Operating Activities	(2,480,720)	(321,841)

Cash Flows from Investing Activities
Purchase of Property and Equipment	(659)	-

Net Cash Used in Investing Activities	(659)	-

Cash Flows from Financing Activities
Accrued Derivative Liability	(13,866)	3,236
Notes Payable	51,326	908
Net Proceeds from Convertible Debenture	2,975,000	-
Notes Payable Related Party	(47,600)	10,497
Common Stock Issued for Cash	655,251	311,830

Net Cash Provided by Financing Activities	3,620,111	326,471

Net Increase (Decrease) in Cash	1,138,732	4,630

Cash Beginning of Period	4,630	-

Cash End of Year	$1,143,362	$4,630

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$5,398	$3,556
Cash Paid during the period for income taxes	800	800

Supplemental Disclosure of Non-Cash Items:
Subscriptions Receivable	$3,500,000	-

The accompanying notes are an integral part of these financial statements

Margrit Enterprises International Inc.
NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization, Business & Operations

Margrit Enterprises International Inc. (the “Company”) was incorporated on December 27, 2001 under the laws of the State of California. The Company does business under the name Marani Spirits and is an importer of fine Vodka. The Company is also beginning to import and license a variety of other spirits and is located in Hollywood California.

Note 2 - Going Concern and Management's Plans

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern. However, as of December 31, 2007, the Company has working capital and accumulated deficits of $2,945,121 and $3,559,043, respectively. In addition, the Company has a net loss of $1,936,230 fro the year ended December 31, 2007.

In order to continue as a going concern and achieve a profitable level of operations, the Company will require, among other things, additional capital resources. Management’s plans to obtain such resources for the Company which include a merger, which was consummated April 7, 2008, with Marani Brands, Inc. and FFBI Merger Sub Corp.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraphs and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs. Costs included in inventory primarily include the following: vegetable or plant, picking and hauling, overhead, labor, materials and freight.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Property & equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 3 to 10 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

Impairment of long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Margrit Enterprises International Inc.
NOTES TO FINANCIAL STATEMENTS

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock warrants and convertible notes. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of stock warrants and convertible notes.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment. This pronouncement amends SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under SFAS No. 123(R), we are required to measure compensation cost for all stock-based awards at fair value on the date of grant and recognize compensation expense in our consolidated statements of operations over the service period that the awards are expected to vest.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123(R) and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured. These terms are typically met upon shipment of product to the customer.

Shipping and Handling

In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs, we include shipping and handling fees billed to customers in net revenues. Amounts incurred by us for freight are included in cost of goods sold.

Allowance for doubtful accounts

We provide an allowance for estimated uncollectible accounts receivable balances based on historical experience and the aging of the related accounts receivable. As of December 31, 2007 and 2006 the Company has reserved $0 for doubtful accounts.

Margrit Enterprises International Inc.
NOTES TO FINANCIAL STATEMENTS

Advertising

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2007 and 2006 were $91,692 and $25,191 respectively.

Income Taxes

The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("FASB") No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2007 and 2006, as a result of net operating losses incurred during the periods. As of December 31, 2007, the Company has available approximately $3,559,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2026. At December 31, 2007 and 2006, the Company has a deferred tax asset of approximately $1,418,000 and $646,000, relating to the Company's net operating losses, respectively. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The Company's ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

The provision for income taxes using the federal and state tax rates as compared to the Company's effective tax rate is summarized as follows:

	December 31,
	2007	2006

Statutory Federal Tax (Benefit) Rate	-34%	-34%
Statutory State Tax (Benefit) Rate	-5%	-5%
Effective Tax (Benefit) Rate	-39%	-39%

Valuation Allowance	39%	39%

Effective Income Tax	0%	0%

Significant components of the Company's deferred tax assets at December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006

Net Operating Loss Carryforward	$1,417,567	$646,366

Valuation Allowance	(1,417,567)	(646,366)

Net Deferred Tax Asset	$-	$-

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The Company incurred no research and development costs during the years ended December 31, 2007 and 2006.

Reclassifications

Certain items in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current period’s presentation. These reclassifications have no effect on the previously reported income (loss).

Margrit Enterprises International Inc.
NOTES TO FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities , which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements . SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes , by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

Margrit Enterprises International Inc.
NOTES TO FINANCIAL STATEMENTS

Note 4 - Inventories

At December 31, 2007 and 2006, inventories are comprised of bottles/cases of Marani Vodka, and other various spirits, available for resale totaling $10,787 and $77,491, respectively. During 2007, the Company disposed of non-Marani Brand items totaling $85,791.

Note 5 - Property and Equipment

At December 31, 2007 and 2006, property and equipment are comprised of the following:

	December 31,
	2007	2006

Property & Equipment	$6,758	$6,099

Less: Accumulated Depreciation	(2,918)	(1,459)

Net Property & Equipment	$3,840	$4,640

During the years ended December 31, 2007 and 2006, the Company recorded depreciation and amortization expenses of $1,459 and $1,459, respectively.

Note 6 - Deposits

On November 14, 2007, the Company deposited $650,000 in an escrow account for the purchase of a public shell designated FFBI Merger Sub Corp. This transaction is part of the merger that took place on April 7, 2008 between Margrit Enterprises International, Inc. which merged with Marani Brands, Inc. and FFBI Merger Sub Corp.

Note 7 - Accounts Payable and Accrued Expenses

At December 31, 2007 and 2006, accounts payable and accrued expenses consist of the following:

	December 31,
	2007	2006

Accounts Payable	$27,795	$124,755
Credit Card Payable	18,947	81,022
Employment Taxes Payable	75,106	5,971
Accrued Interest	127,218	-
Total Accounts Payable and Accrued Expenses	$249,066	$211,748

Note 8 - Accrued Derivative Liability and Notes Payable Related Party

The Company is obligated to an officer. Terms indicate payment on demand without interest. This note can be converted into common stock. The Company is accounting for the conversion option in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities".

In each of the Periods, the Company has recognized an accrued liability, based upon the Black Scholes module of the economic difference of the conversion factor of the related party payable. The Company has granted the major shareholder an option to convert her debt into common shares at a rate below the current market price of $0.25 for $0.12 per share.

Note 8 - Notes Payable

The Company is obligated to a bank for an SBA loan. Terms indicate that the balance of $249,816 is due and payable in full in September of 2010. Interest is accrued and paid monthly at 8.25%. This note is classified as long term. The Company is also obligated to Searchlight Financial (see Legal Proceedings) for a short term note. This obligation is in dispute, but is being recorded with interest at 15%.

Margrit Enterprises International Inc.
NOTES TO FINANCIAL STATEMENTS

Note 7 - Convertible Debentures and Subscription Agreement

On December 18, 2007, the Company issued a one year Convertible Debenture of $3,500,000 which bears interest of 10% per annum. Upon the completion of the reverse merger of the Company into a public shell corporation, the entire principal balance shall automatically convert into that number of fully paid and non-assessable shares of common stock of the public shell corporation. This debenture is due and payable December 17, 2008.

On October 30, 2007, the Company issued a Subscription Agreement in connection with the Convertible Debenture which provides for the purchase of 14,000,000 shares of common stock at $0.25 per share.

Note 9 - Stockholders’ Deficit

The Company’s Board of Directors have created and authorized the issuance of up to 10,000,000 shares of Common Stock, at $0.01 par value. As of September 30, 2007, the Company had 9,365,667 shares of Common Stock issued and outstanding.

During 2007, the Company issued a total of 3,588,668 shares of which 2,949,334 were issued for cash totaling $655,251 and 634,334 shares were issued to Officers of the Company for services totaling $76,120.

On October 30, 2007, the Company issued a Subscription Agreement in connection with the issuance of a Convertible Debenture which provides for the purchase of 14,000,000 shares of common stock at $0.25 per share totaling $3,500,000. This subscription was received in April 2008.

During 2006, the Company issued 1,356,999 shares for cash totaling $311,830.

Note 10 - Commitments & Contingencies

Legal Proceedings

On July 13, 2007, the Company was informed by legal counsel, that Searchlight Financial was threatening litigation. This matter stems from a factoring agreement the Company entered into with Searchlight in 2005. At December 31, 2007, the Company has in its notes payable $89,495 due to Searchlight Financial of and accrued interest of approximately $26,700 in accrued expenses.

Leases

The Company entered into a lease for its corporate office space in North Hollywood, CA in May 2002. This lease is currently on a month-to-month basis for $1,800 per month.

Agreements

On November 1, 2007, the Company entered into a consulting agreement with Purell Partners, LLC. to provide various strategic and investment banking services. This agreement is commission and revenue sharing based and terminates on October 31, 2010.

On October 12, 2007, the Company entered into a consulting agreement with Continental Advisors, SA. to provide $10,000,000 in financing through private placements. This agreement provides for a sign on fee of $15,000, commissions and warrant coverage.

Note 14 - Subsequent Events

Merger

On April 7, 2008, the Margrit Enterprises International, Inc. merged with Marani Brands, Inc. and FFBI Merger Sub Corp.

Equity

Subsequent to the year ended December 31, 2007, the Company issued a total of 634,333 shares of common stock of which 100,000 shares were issued to non-affiliated parties for services totaling $12,000, 534,333 shares were issued to Officers of the Company for services totaling $64,120 and 15,480,000 shares were issued for cash, received by the new merged entity, from stock subscriptions totaling $3,870,000.